Exhibit 10.1

THIS AGREEMENT made on  February 12, 2009

BETWEEN:
EXCELARON LLC a company incorporated in the State of California and having its principal executive office at 1075 Court Street, Suite 207, San Luis Obispo, California, United States of America ("Company")

AND	MOGUL ENERGY INTERNATIONAL INC a company having its principal executive office at 201 47 Colborne St, Toronto, Ontario, Canada (“Mogul”)

RECITAL:

The Company has agreed to permit Mogul to subscribe for a 40% Members Percentage Interest in the Company in consideration of the Capital Contribution by Mogul to the Company of US$2,300,000 (which monies the Company shall use to acquire and develop the Californian Leases (defined below) for the benefit of all Members and to repay the shareholder loan in accordance with clause 6) on and subject to the following terms and conditions.

THE PARTIES AGREE:

1.	DEFINITIONS AND INTERPRETATION

To the extent that any terms which are defined in the Company’s Operating Agreement are used in this Agreement, they shall have the same meaning as in the Operating Agreement.

“California Leases” means the petroleum and natural gas lease or permits the members and Mogul have agreed to cause the Company to acquire in California USA for the development thereof by the Company.

2.	SUBSCRIPTION AND PAYMENT

Mogul agrees to subscribe for a 40% Member’s Percentage Interest in the Company by the payment of a Capital Contribution in the sum of US$2,300,000 as follows:

(a)	US$175,000 within 24 hours of the mutual execution of this Agreement;

(b)	US$275,000 on 15 April 2009;

(c)	US$500,000 on 1 June 2009;

(d)	US$500,000 on 1 August 2009; and

(e)	US$850,000 on 1 October 2009.

3.	COMPLETION

The 40% Member’s Percentage Interest in the Company referred to in the Recitals shall be issued to Mogul upon payment of the first installment of Capital Contributions referred to in Clause 2(a).  The Parties will obtain:

(a)
Any contractual consent relating to this Agreement and any consent or agreement from any persons to the performance of this Agreement necessary or desirable to prevent default invalidation or a prejudicial effect in relation to any agreement created or property held by Excelaron;

(b)	Any Government consent relating to this Agreement;

(c)
Any securities legislation compliance certificates that may be required for Mogul’s purchase of the Member’s Percentage Interest, which Mogul shall approve, sign, and deliver as such legislation may require;

(d)
If necessary the execution of an agreement by Barisan Energy Limited, W Devine (or his approved transferee) and Australian Oil Company No. 2 Pty Limited to give effect to amendments of the Operating Agreement required in accordance with Clause 9 below; and

(e)
To the extent the loan outstanding from the Company to AOC comprises short term indebtedness of the Company confirmed by its having accepted as payable, invoices from AOC for fees for services, the Managers shall have so confirmed such debt, and have issued one or more evidences of such indebtedness to AOC in respect therof.

The Parties will use their best endeavours to achieve contract completion by not later than 12 February 2009.

4.	NON PERFORMANCE

If for any reason Mogul fails to make any Capital Contribution payment required under Clause 2 of this Agreement Excelaron may at its election:

(a)
Deliver a Notice of Default to Mogul that shall have been pre-approved by Australian Oil Company Limited and which Notice shall so certify, therein providing Mogul with 15 business days from receipt thereof by Mogul to commence to resolve or settle the alleged default;

(b)
Deliver to Mogul a Notice of Termination of this Agreement if after 15 business days following Mogul’s receipt of a Members Notice of Default Mogul does not commence to resolve or settle the alleged default set out in a Notice of Default issued per (a) above or such default is not resolved or settled within a further 10 business days;

(c)
If Mogul, receives a Notice of Termination of this Agreement and such has been approved by Australian Oil Company Limited, the following shall be the exclusive remedies of the Members of the Company and the consequences arising therefrom:

(i)
the Member’s Percentage Interest Mogul shall have subscribed for in the Company shall be amended to be a 2.00% Member’s Percentage Interest for each US$250,000.00 Mogul shall have already paid to the Company up to $1,000,000; (and part thereof as applicable);  and a 5% Member’s Percentage Interest for each US$250,000.00 Mogul shall have already paid to the Company in an amount greater than $1,000,000 (and part thereof as applicable);

(ii)
Irrespective of that which may become Mogul’s Member’s Percentage Interest upon its completion of delivery of Capital Contributions hereunder, all other Members’ Percentage Interests shall be reduced from those Members’ Percentage Interest as they existed prior to the effective date of this Agreement to Mogul Member’s Percentage Interest, and relate one to the other in the proportions Barisan 4:  UHC 21:  AOC 35;

(iii)
despite the agreed Amendments to the Company’s Operating Agreement, Mogul shall have no Manager Representative if its Member’s Percentage Interest is less than 10% and Mogul shall only be entitled to one Manager Representative if its Member’s Percentage Interest exceeds 10%, but is less than 20% and the amendment to the Operating Agreement as to Section 5.10 shall not come into effect.~~;~~

5.	DELAY

The payments of the fourth and fifth installments as set out in sub-clauses (d) and (e) of Clause 2 of this Agreement may be delayed to the extent that the Company does not secure Conditional User Permit(s) for the planned operations for the California Leases until June 30, 2009;  and which delays for each payment due date, shall be equal to one day for each day from and after June 30, 2009 to and including the day the Company acquires those licenses..

6.	USE OF FUNDS

The Company will apply the sum of US$235,520 in two installments of $US$120,000 and US$115,520 from the first and second installments respectively of Mogul’s Capital Contributions paid in accordance with Clause 2 to repay the shareholder loan owing by the Company to Australian Oil Company Limited.  The balance of the Capital Contribution subscribed by Mogul pursuant to this Agreement will be applied towards budgeted operating expenses.

7.	MANAGERS

Subject to having satisfied its obligations under Clause 3, the Members of the Company shall appoint as Managers whom Mogul nominates from time to time, subject to those restrictions set out in Clause 4(iii)., in addition to its existing two Managers.

8.	PRO RATA CONTRIBUTIONS

Upon payment by Mogul of the five installments of Capital Contributions pursuant to Clause 2 of this Agreement the Members’ Percentage Interests of all Members shall be as follows:

Barisan Energy Limited	4%
United Hydrocarbon Corporation	21%
Australian Oil Company No. 2 Limited	35%
Mogul	40%
Total	100%

At such time the Managers shall prepare a revised Schedule “B” to the Operating Agreement reporting the above changes to the Members’ Percentage Interests made in accordance with the table above, or should the provisions of Clause 4(c) apply, amended in accordance with the application of that Clause.

9.	OPERATING AGREEMENT

The Members agree to amend the Operating Agreement as necessary to give full effect to the matters hereby agreed, to the matters set out in the Schedule hereto and to incorporate the normal terms applicable to an operating oil exploration, development and production joint venture.

10.	REPRESENTATIONS AND WARRANTIES

10.1	Company Warranties

The Company represents and warrants to Mogul that each of the following statements is true and correct on the date of this Agreement and will be true and correct as at the date of issue of the Member’s Percentage Interest as if made on that date:

(a)	the Member’s Percentage Interest will be validly issued and allotted;

(b)	the Company has the power to enter into and perform this Agreement; and

(c)
the entry into and performance of this Agreement by it does not constitute a breach of any obligation or default of any agreement or undertaking by which it is bound nor a breach of its Operating Agreement.

10.2	Mogul Warranties

Mogul represents and warrants to the Company that each of the following statements is true and correct on the date of this Agreement and will be true and correct as at the date of issue of the Member’s Percentage Interest as if made on that date.

(a)	Mogul has the power to enter into and perform this Agreement and has, or will at the date of issue of the Member’s Percentage Interest, have obtained all necessary consents to enable it to do so;

(b)	the entry into and performance of this Agreement by it does not constitute a breach of any obligation or default of any agreement or undertaking by which it is bound nor a breach of its constitution.

11.	MISCELLANEOUS

11.1	Entire Agreement

This Agreement is the entire agreement of the parties about the subject matter of this Agreement and supersedes all other representations, negotiations, arrangements, understandings or agreements and all other communications. No party has entered into this Agreement relying on any representations made by or on behalf of the other, other than those expressly made in this Agreement.

11.2	Further assurances

Each party must, at its own expense, whenever reasonably requested by the other party, promptly do or arrange for others to do, everything reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.

11.3	Costs

Each party must pay its own costs in respect of this Agreement and the documents and transactions contemplated by this Agreement except that the Company must pay all stamp duty on this Agreement.

11.4	Amendment

This Agreement may be amended only by a document signed by all parties.

11.5	Counterparts

This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

11.6	Governing law

This Agreement is governed by the laws of California.

11.7	Jurisdiction

Each party irrevocably and unconditionally:

(a)	submits to the non-exclusive jurisdiction of the courts of California; and

(b)	waives, without limitation, any claim or objection based on absence of jurisdiction or inconvenient forum.

EXECUTED as an agreement

SIGNED for and on behalf of EXCELARON LLC by its duly authorised representative in the presence of:	) ) ) )

/s/ (illegible)		/s/ (illegible)
Witness

SIGNED for and on behalf of MOGUL ENERGY INTERNATIONAL INC by its duly authorised representative in the presence of:	) ) ) )

/s/ Creenagh Flynn		/s/ Naeem Tyab
Witness

Ratified and Confirmed by the Following as to the applicable Clauses above as shall apply to all Members and in respect to the Amendments to the Operating Agreement – Schedule “A” hereto:

SIGNED for and on behalf of AUSTRALIAN OIL COMPANY #2 LTD. by its duly authorised representative in the presence of:	) ) ) )

/s/ (illegible)		/s/ (illegible)
Witness

SIGNED for and on behalf of BARISAN ENERGY LTD. by its duly authorised representative in the presence of:	) ) ) )

/s/ (illegible)		/s/ (illegible)
Witness

SIGNED for and on behalf of UNITED HYDROCARBON INCORPORATED by its duly authorised representative in the presence of:	) ) ) )

/s/ Creenagh Flynn		/s/ William Divine
Witness

SCHEDULE “A”

AMENDMENTS TO OPERATING AGREEMENT

The Operating Agreement will be amended, by inserting the following Sections:

5.10             Notwithstanding Sections 5.1 to 5.3 hereof inclusive, Australian Oil Company Limited (“AOC”) and Mogul will jointly control the Company such that:

5.10.1  all decisions requiring a vote of the “Majority of Members” will need to be agreed by both AOC and Mogul;

5.10.2  AOC and Mogul will at all times have a equal number of nominees acting as Managers and at any meeting of Managers the nominees of AOC and Mogul respectively shall have a equal number of votes regardless of the actual number of Managers present;

5.10.3  in the event that a matter is not agreed by AOC and Mogul as Members or by their respective nominee Managers, the Members agree to negotiate in good faith to seek agreement on the matter.  If within 10 business days the Members have not reached agreement, the Member that originally proposed the matter may refer it at that Member’s cost, for determination by an independent person.  If the Members cannot agree upon an independent person, such person will be appointed at the request of the referring Member by the President of the Association for Dispute Resolution of Northern California.  The independent person shall hear submissions from both Members with respect to the matter and determine it.  The independent person’s determination shall be binding on both Member.

3.9               All Members’ loan and Capital Contributions required to be made will be made by each Member pro-rata in proportion to its Member’s Percentage Interest.  Once the Managers approve a Capital Contribution cash call, they shall deliver a notice to all Members of that cash call, with full particulars of the use of funds thereof and AFE back-up for the operations the Company is to conduct with such Capital.  Such notices shall be deemed received on the next business day of that of being if sent, if sent via facsimile or email, or on the fifth business day of that of being if sent, if sent via first class mail.  Each Member shall have until 3:00 p.m. PST on the 15th business day following the deemed date of receipt of that cash call notice for that Member (that Member’s “payment due date”) to remit to the Company a Capital Contribution equal to that Member’s Percentage Interest in that cash call (plus, if that Member chooses, a notice to participate in any Capital Contribution cash call shortfall – see Section 3.9.6 below) or be deemed to have irrevocably declined to have participated in that cash call.  In the event that a Member declines to remit timely to the Company a Capital Contribution equal to that Member’s Percentage Interest in that cash call its Member’s Participating Interest shall be revised in accordance with the provisions of this Section:

3.9.1
the agreement between the Company and Mogul Energy International Inc. (“Mogul”) made effective on _________, 2009 to permit Mogul to become a Member of the Company shall be referred to as the “Mogul Agreement”, and the aggregate of the payments as to a Member’s Capital Contribution that Mogul makes under the Mogul Agreement shall be rounded down to the nearest $5,000.00 and be referred to as the “Mogul Contribution”;

3.9.2
the Capital Contributions of the Members other than Mogul made to the date hereof for the purposes only of this Section shall be deemed to be $1,000,000 and the total Capital Contributions of the Members including that of the Mogul Contribution shall be referred to as the “Stage 2 Capital Contributions”;

3.9.3
the Managers shall determine all Members’ Percentage Interests based upon the Member’s Percentage Interest that Mogul acquires under the Mogul Agreement as provided for in the Mogul Agreement, and such Members’ Percentage Interests shall be factored into the Stage 2 Capital Contributions to determine each Member’s “Stage 2 Contribution Factor”;  for example, if the Mogul Contribution is $2,300,000 as set out in the Mogul Agreement, the Stage 2 Capital Contributions will be $3.3 mm and the following calculations of Members’ Stage 2 Contribution Factors shall apply:

Member	Capital Contribution Calculation	Stage 2 Contribution Factor
Mogul	40% x $(1 + 2.3) mm	$1.320 mm
AOC	35% x $(1 + 2.3) mm	$1.155 mm
UHC	21% x $(1 + 2.3) mm	$0.693 mm
Barisan	4% x $(1 + 2.3) mm	$0.132 mm
All Members	100% x $(1 + 2.3)mm	$3.300 mm

3.9.4
The Members’ Percentage Interests portions of the next Capital Contribution cash call  - the “Stage 3 Capital Contributions” shall apply, and if Members effect a Stage 3 Capital Contribution that may be equal to, less than or greater than each Member’s Percentage Interest portion thereof, that Member’s Percentage Interest shall be re-calculated in accordance with the following:

Abbreviation	Definition
RMI	Revised Member’s Percentage Interest after a Member makes whatever its final contribution may be to the Stage 3 Capital Contribution cash call

St2 CF	Stage 2 Contribution Factor for a Member

St2 TCC	Total of Stage 2 Capital Contributions of all Members

St3 CC	Stage 3 Capital Contribution being the final contribution amount of a Member to a Stage 3 Capital Contribution

St3 TCC	Total of Stage 3 Capital Contributions of all Members

For each Member the formula for the re-calculation of its Member’s Percentage Interest for the Stage 3 Capital Contribution shall be as follows:

RMI =	St2 CF + St3 CC
St2 TCC + St3 TCC

For the Fifth Capital Contribution cash call the formula for each Member would thus be as follows, the expressions in italics being extrapolated from those above:

RMI =	St4 CF + St5 CC
   Σ (St2 TCC   St3 TCC   St4 TCC St5 TCC)

3.9.5
For the next Capital Contribution (a Stage 4 Capital Contribution) the procedure shall be repeated and so on.  Once a Member’s Percentage Interest is increased or decreased following the Capital Contributions actually made for a Capital Contribution cash call, that adjusted Member’s Percentage Interest shall be that in effect thereafter for that Member in respect of all assets and liabilities of the Company effective the payment due date for that Capital Contribution cash call, and until such Member’s Percentage Interest might be further amended effective the payment due date of any subsequent Capital Contribution cash call.

3.9.6
When a Member remits timely to the Company a Capital Contribution equal to that Member’s Percentage Interest in a Capital Contribution cash call, that Member shall be entitled to give a notice to the Company to accompany its remittance of such Capital Contribution cash call, and to contribute towards all or any portion of the shortfall of all Members’ Capital Contribution cash calls not paid timely and in full by one or more other Members.

3.9.7
Hence, if one or more Members do not timely advance their Member’s Percentage Interest portion of a Capital Contribution cash call, the Members who timely pay their Member’s Percentage Interest portions of Capital Contribution cash calls and give notice to the Company of their willingness to make additional Capital Contributions as above, shall be entitled to contribute to the shortfall in the total Capital Contribution cash call as follows:

3.9.7.1           all that shortfall in the total Capital Contribution cash call, subject to Sections 3.9.7.2 to 3.9.7.5 below;

3.9.7.2           if more than one Member wishes to contribute pursuant to Section 3.9.7.2 above, or to contribute in an amount equal to that Member’s Percentage Interest portion of the shortfall as such Member’s Percentage Interest relates to the total of all Members’ Percentage Interests who so wish to contribute to that shortfall, that portion of the shortfall in the Capital Contribution equal to that Member’s Percentage Interest;

3.9.7.3           a specified amount of a Capital Contribution shortfall less than that which would be equal to that Member’s Percentage Interest portion of the shortfall as such Member’s Percentage Interest relates to the total of Members’ Percentage Interests for those who wish to contribute to that shortfall in accordance with their Member’s Percentage Interests;

3.9.7.4           if any shortfall of a Capital Contribution cash call remains unpaid following the above procedure’s having been implemented, and one or more Members wish to contribute to that final shortfall, the Managers shall decide the allocation thereof being fair and reasonable in the process between one or more Members so wishing to contribute to that shortfall; and

3.9.7.5           if any shortfall of a Capital Contribution cash call remains unpaid following the above procedure’s having been implemented, and one or more Members wish to contribute to that final shortfall, the Managers shall decide the allocation thereof being fair and reasonable in the process between one or more Members so wishing to contribute to that shortfall.